Exhibit 99.1

Thursday, October 12, 2006	Roger Bosma
President & CEO

Joseph F. Hurley
EVP & CFO
973-697-2000

Lakeland Bancorp Reports $5.1 Million in Third Quarter Net Income

Oak Ridge, NJ – October 12, 2006 — Lakeland Bancorp, Inc. (NASDAQ: LBAI) reported third quarter Net Income of $5.1 million, a decrease of $251,000, compared to the same period last year. Diluted earnings per share was $0.23, as compared to the $0.24 reported in the third quarter of 2005. Annualized Return on Average Assets was 0.90% and Annualized Return on Average Equity was 10.60% for the third quarter of 2006.

Net Income for the first nine months of 2006 was $14.9 million, a decrease of $209,000 from the $15.1 million reported for the same period last year. Diluted earnings per share was $0.67, as compared to the $0.66 reported in the first nine months of 2005. Annualized Return on Average Assets was 0.90% and Annualized Return on Average Equity was 10.45%.

Lakeland Bancorp recently declared a quarterly cash dividend of $0.10 per common share. The cash dividend will be paid on November 15, 2006 to holders of record as of the close of business on October 31, 2006. Lakeland paid a 5% stock dividend on August 16, 2006 (all per share amounts in this press release have been restated to reflect this stock dividend). By maintaining the same quarterly cash dividend amount as was paid in prior quarters, the $0.10 per share cash dividend represents a 5% increase in the quarterly cash dividend.

Roger Bosma, Lakeland Bancorp’s President and CEO, said: “Although our net interest margin in the third quarter was adversely affected by the current interest rate environment, we were very pleased with our continued strong loan growth and improved asset mix this quarter.”

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Net Interest Income

Net interest income for the third quarter of 2006 was $16.6 million, as compared to the $17.7 million earned in the third quarter of 2005. Annualized net interest margin at 3.32% compared to 3.71% in the third quarter of 2005, while average earning assets increased 5%. Within earning assets, average loans increased by $212.9 million, or 17%, to $1.45 billion in the third quarter of 2006, as compared to the same period in 2005. The Company’s annualized yield on interest-earning assets increased by 57 basis points to 6.08% in the third quarter of 2006, from 5.51% for the same period last year. The annualized cost of interest bearing liabilities increased 110 basis points, however, from 2.12% in the third quarter of 2005 to 3.22% in the third quarter of 2006. This increase in interest expense reflects an increase in the interest rate environment over the last year, as well as an increase in average borrowings.

For the first nine months of 2006, net interest income was $49.9 million, or 5% lower than the $52.8 million reported for the first nine months of 2005. Annualized net interest margin was 3.42% for the first nine months of 2006 compared to 3.78% for the same period last year, while average earning assets rose 5%. The Company’s annualized yield on earning assets increased from 5.41% in the first nine months of 2005 to 5.93% for the first nine months of 2006. The Company’s annualized cost of interest bearing liabilities increased from 1.92% in the first nine months of 2005 to 2.94% for the first nine months of 2006.

Noninterest Income

Noninterest income, excluding the gains on sales of securities, totaled $4.3 million for the third quarter of 2006 and was $323,000, or 8%, higher than the third quarter of 2005. Gains on sales of investment securities were $271,000 in the third quarter of 2006 compared to gains of $4,000 for the same period last year. Noninterest income, including gains on investment securities sold, totaled $4.6 million for the third quarter of 2006, or 15% higher than the third quarter of 2005. Commissions and fees increased by $250,000, primarily due to a $234,000 increase in investment commission income.

Noninterest income, excluding the gains on sales of securities, totaled $13.0 million for the first nine months of 2006 and was $1.9 million, or 17%, higher than the first nine months of 2005. Gains on sales of investment securities were $349,000 for the first nine months of 2006, as compared to $132,000 for the same period last year. Noninterest income, including gains on investment securities sold, totaled $13.4 million for the first nine months of 2006, or 19% higher than the same period last year. Service charges on deposit accounts increased $1.1 million, or 15%, to $8.0 million, primarily due to the overdraft privilege checking program which was introduced in May 2005; commissions and fees increased $598,000, or 26%, to $2.9 million, primarily due to increased investment commission income; and other noninterest income increased by $381,000, primarily due to a $362,000 gain on the sale of a branch office in the first quarter of 2006. .

Noninterest Expense

Noninterest expense for the third quarter of 2006 was $13.4 million, which was equivalent to the total for the same period last year. Salary and benefit expense increased by 3% to $7.6 million. Occupancy, furniture and equipment expenses increased by 6% to $2.6 million, primarily due to increased equipment costs relating to improvements in technology. Other noninterest expenses decreased by $384,000, or 11%, in the third quarter of 2006. This reduction was partially due to reduced legal fees. The efficiency ratio was 61.0% in the third quarter of 2006 as compared to 59.1% last year.

For the first nine months of 2006, noninterest expense was $40.6 million compared to $40.3 million for the same period last year. Salary and benefit costs increased by $1.3 million, or 6%, due to increased staffing levels, as well as normal salary and benefit increases. Occupancy, furniture and equipment expenses increased by $184,000, or 2%. Other noninterest expenses decreased by $1.2 million or 10%. This reduction was primarily due to reduced legal fees and stationery and supplies expenses.

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Financial Condition

At September 30, 2006, total assets were $2.26 billion. Total loans and leases were $1.50 billion, up $190.0 million or 15% from $1.31 billion at year-end 2005. Although all loan categories have increased this year, the largest increases were in commercial and leasing loans, which have increased by $94.5 million, or 15%, and $70.9 million, or 79%, respectively. Total deposits were $1.85 billion at September 30, 2006, an increase of $52.1 million or 3% from December 31, 2005. Core deposits, which are defined as noninterest bearing deposits and savings and interest bearing transaction accounts, amounted to $1.33 billion and represented 72% of total deposits at September 30, 2006.

Asset Quality

At September 30, 2006, non-performing assets totaled $3.8 million (0.17% of total assets). This compares to $3.9 million (0.18% of total assets) at year-end 2005. The Allowance for Loan and Lease Losses totaled $13.1 million at September 30, 2006 and represented 345% of non-performing loans. During the third quarter of 2006, the Company had net charge-offs of $337,000, as compared to net charge-offs of $3.1 million for the same period last year. The charge-off total in 2005 was primarily due to $3.0 million in commercial lease pool loans being charged-off. Based on management’s analysis, the provision for loan losses for the third quarter of 2006 was $337,000, as compared to $304,000 during the third quarter of 2005.

Capital

Stockholders’ equity was $196.7 million and book value per common share was $8.93 as of September 30, 2006. The Company’s leverage ratio was 7.61%. Tier I and total risk based capital ratios were 10.58% and 11.42%, respectively. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objective, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: operational factors relating to the performance of Lakeland Bank, market conditions, competitive conditions and general economic conditions. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Non-GAAP Financial Measures

The attached table refers to a performance measure, return on tangible equity, which has been determined by methods other than in accordance with GAAP. “Return on tangible equity” is defined as net income as a percentage of average total equity reduced by recorded intangible assets. This measure may be important to investors that are interested in analyzing our return on equity exclusive of the effect

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of changes in intangible assets on equity. The disclosure of return on tangible equity should not be viewed as a substitute for results determined in accordance with GAAP, and is not necessarily comparable to non-GAAP performance measures which may be presented by other companies. The following reconciliation table provides a more detailed analysis of this non-GAAP performance measure.

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
Return on average equity	10.60%	11.11%	10.45%	10.47%
Effect of intangible equity	9.93	10.71	9.97	10.02
Return on tangible equity	20.53%	21.82%	20.42%	20.49%

Lakeland Bancorp, Inc.

Financial Highlights

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
	(Dollars in thousands except per share amounts)
INCOME STATEMENT
Net Interest Income	$16,630	$17,727	$49,899	$52,761
Provision for Loan and Lease Losses	(337)	(304)	(988)	(1,414)
Noninterest Income (excluding investment securities gains)	4,301	3,978	13,024	11,103
Gain on sales of investment securities	271	4	349	132
Noninterest Expense	(13,379)	(13,410)	(40,589)	(40,314)

Pretax Income	7,486	7,995	21,695	22,268
Tax Expense	(2,379)	(2,637)	(6,841)	(7,205)

Net Income	$5,107	$5,358	$14,854	$15,063

Basic Earnings Per Share *	$0.23	$0.24	$0.67	$0.67
Diluted Earnings Per Share *	$0.23	$0.24	$0.67	$0.66
Dividends per share *	$0.10	$0.09	$0.29	$0.28
Weighted Average Shares - Basic *	22,012	22,395	22,046	22,609
Weighted Average Shares - Diluted *	22,160	22,584	22,193	22,805

SELECTED OPERATING RATIOS
Annualized Return on Average Assets	0.90%	0.98%	0.90%	0.94%
Annualized Return on Average Equity	10.60%	11.11%	10.45%	10.47%
Annualized Return on Tangible Equity **	20.53%	21.82%	20.42%	20.49%
Annualized Yield on Interest Earning Assets	6.08%	5.51%	5.93%	5.41%
Annualized Cost of funds	3.22%	2.12%	2.94%	1.92%
Annualized Net interest spread	2.86%	3.39%	2.99%	3.49%
Annualized Net interest margin	3.32%	3.71%	3.42%	3.78%
Efficiency ratio ***	61.04%	59.09%	61.53%	60.31%
Stockholders’ equity to total assets			8.71%	8.68%
Book value per share *			$8.93	$8.55

ASSET QUALITY RATIOS
Annualized Ratio of net charge-offs to average loans			0.11%	0.48%
Ratio of allowance to total loans			0.87%	1.08%
Non-performing loans to total loans			0.25%	0.33%
Non-performing assets to total assets			0.17%	0.19%
Allowance to non-performing loans			345%	327%

SELECTED BALANCE SHEET DATA AT PERIOD-END			9/30/2006	12/31/2005
Loans and Leases			$1,496,981	$1,307,023
Allowance for Loan and Lease Losses			(13,067)	(13,173)
Investment Securities			528,015	670,472
Total Assets			2,257,689	2,206,033
Total Deposits			1,850,220	1,798,160
Short-Term Borrowings			50,463	103,199
Long-Term Debt			148,554	101,764
Stockholders’ Equity			196,691	191,781

	For the three months ended		For the nine months ended
SELECTED AVERAGE BALANCE SHEET DATA	9/30/2006	9/30/2005	9/30/2006	9/30/2005
Investment Securities	$576,451	$678,760	$617,788	$696,198
Loans and Leases, net	1,445,461	1,232,518	1,379,925	1,201,964
Interest-Earning Assets	2,045,526	1,946,201	2,012,266	1,918,683
Total Assets	2,250,029	2,162,856	2,216,537	2,137,660
Core Deposits	1,335,602	1,350,846	1,333,189	1,339,965
Time Deposits	470,299	418,578	457,942	400,129
Total Deposits	1,805,901	1,769,424	1,791,131	1,740,094
Total Interest-Bearing Liabilities	1,745,455	1,646,118	1,717,894	1,626,321
Short-Term Borrowings	109,625	98,107	106,503	98,785
Long-Term Debt	74,141	34,989	59,939	38,488
Subordinated Debentures	56,703	56,703	56,703	56,703
Stockholders’ Equity	191,210	191,276	190,120	192,294

*	Retroactively adjusted for 5% stock dividend paid on August 16, 2006 to shareholders of record July 29, 2006.
**	This ratio is a Non-GAAP Financial Measure: an explanation and reconciliation are presented elsewhere in this press release.
***	Represents non-interest expense, excluding other real estate expense and core deposit amortization , as a percentage of total revenue (calculated on a tax equivalent basis), excluding gains (losses) on sales of securities. Total revenue represents net interest income (calculated on a tax equivalent basis) plus non-interest income.

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS (dollars in thousands)
Cash and due from banks	$40,310	$42,639
Federal funds sold and interest-bearing deposits due from banks	17,579	10,176

Total cash and cash equivalents	57,889	52,815

Investment securities available for sale	388,952	515,903
Investment securities held to maturity; fair value of $136,548 in 2006 and $151,637 in 2005	139,063	154,569
Loans:
Commercial	739,638	645,132
Leases	161,076	90,194
Residential mortgages	280,715	269,461
Consumer and home equity	315,552	302,236

Total loans and leases	1,496,981	1,307,023
Deferred costs	5,835	5,744
Allowance for loan and lease losses	(13,067)	(13,173)

Net loans and leases	1,489,749	1,299,594
Premises and equipment - net	32,424	32,428
Accrued interest receivable	8,580	8,851
Goodwill and other identifiable intangible assets	92,351	93,395
Bank owned life insurance	36,399	35,479
Other assets	12,282	12,999

TOTAL ASSETS	$2,257,689	$2,206,033

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$296,098	$312,529
Savings and interest-bearing transaction accounts	1,035,876	1,038,038
Time deposits under $100,000	287,040	293,293
Time deposits $100,000 and over	231,206	154,300

Total deposits	1,850,220	1,798,160
Securities sold under agreement to repurchase	50,463	103,199
Long-term debt	91,851	45,061
Subordinated debentures	56,703	56,703
Other liabilities	11,761	11,129
TOTAL LIABILITIES	2,060,998	2,014,252

STOCKHOLDERS’ EQUITY
Common stock, no par value; authorized shares, 40,000,000; issued shares, 23,563,463 at September 30, 2006 and 23,564,454 at December 31, 2005	242,619	226,322
Accumulated Deficit	(17,447)	(9,514)
Treasury stock, at cost, 1,549,528 shares at September 30, 2006 and 1,386,434 at December 31, 2005	(22,685)	(20,176)
Accumulated other comprehensive income	(5,796)	(4,851)

TOTAL STOCKHOLDERS’ EQUITY	196,691	191,781

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,257,689	$2,206,033

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(In thousands, except per share data)
INTEREST INCOME
Loans and fees	$24,629	$19,650	$68,477	$55,623
Federal funds sold and interest-bearing deposits with banks	304	283	538	503
Taxable investment securities	4,928	5,659	15,723	17,394
Tax-exempt investment securities	928	894	2,936	2,670

TOTAL INTEREST INCOME	30,789	26,486	87,674	76,190

INTEREST EXPENSE
Deposits	10,837	6,510	28,967	16,959
Federal funds purchased and securities sold under agreements to repurchase	1,407	795	3,691	2,181
Long-term debt	1,915	1,454	5,117	4,289

TOTAL INTEREST EXPENSE	14,159	8,759	37,775	23,429

NET INTEREST INCOME	16,630	17,727	49,899	52,761
Provision for loan and lease losses	337	304	988	1,414

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,293	17,423	48,911	51,347
NONINTEREST INCOME
Service charges on deposit accounts	2,732	2,698	7,996	6,939
Commissions and fees	1,048	798	2,862	2,264
Gain on the sales of securities	271	4	349	132
Income on bank owned life insurance	311	303	918	905
Lease Income	113	44	576	704
Other income	97	135	672	291

TOTAL NONINTEREST INCOME	4,572	3,982	13,373	11,235

NONINTEREST EXPENSE
Salaries and employee benefits	7,617	7,408	22,922	21,655
Net occupancy expense	1,323	1,289	4,047	4,048
Furniture and equipment	1,232	1,122	3,517	3,332
Stationery, supplies and postage	416	467	1,231	1,373
Legal fees	28	178	270	625
Marketing expense	363	390	1,197	1,265
Amortization of core deposit intangibles	297	303	898	909
Other expenses	2,103	2,253	6,507	7,107

TOTAL NONINTEREST EXPENSE	13,379	13,410	40,589	40,314

INCOME BEFORE PROVISION FOR INCOME TAXES	7,486	7,995	21,695	22,268
Provision for income taxes	2,379	2,637	6,841	7,205

NET INCOME	$5,107	$5,358	$14,854	$15,063

EARNINGS PER COMMON SHARE
Basic	$0.23	$0.24	$0.67	$0.67

Diluted	$0.23	$0.24	$0.67	$0.66

DIVIDENDS PER SHARE	$0.10	$0.09	$0.29	$0.28